Gabelli SRI Fund, Inc. 485BPOS

Exhibit 28(j)(1)

CONSENT OF COUNSEL

We consent to the reference to our Firm under the heading “Counsel” in Post-Effective Amendment No. 30 to the Registration Statement on Form N-1A of Gabelli SRI Fund, Inc. as filed with the Securities and Exchange Commission on or about July 29, 2024.

/s/ Paul Hastings LLP

PAUL HASTINGS LLP

New York, New York

July 29, 2024